QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 33-21704, No. 33-24096, No. 33-37300, No. 33-65104, No. 33-56717, No. 333-42903, No. 333-59811, No. 333-61214, and No. 333-181167 on Form S-8 and No. 333-47909 on Form S-3 of our report dated March 5, 2013, relating to the consolidated financial statements of The McClatchy Company, and the effectiveness of The McClatchy Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of The McClatchy Company for the year ended December 30, 2012.

/s/ DELOITTE & TOUCHE LLP

Sacramento, California
March 5, 2013

QuickLinks

  Exhibit 23